UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013
___________

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Village Bank and Trust Financial Corp. (the “Company”) held its 2013 Annual Meeting of Shareholders on June 11, 2013 at the Village Bank at Watkins Centre, 15521 Midlothian Turnpike, Midlothian, Virginia (the “Annual Meeting”).  A quorum of shares was present at the Annual Meeting, consisting of a total of 3,219,357 shares.  At the Annual Meeting, the shareholders of the Company elected four directors to serve for three-year terms, approved an advisory vote on the Company’s executive compensation, approved an amendment to the Articles of Incorporation to authorize the board of directors to effect a reverse stock split of the common stock, approved an amendment to the Village Bank and Trust Financial Corp. Incentive Plan to increase the number of shares of common stock reserved for issuance under the Plan from 455,000 to 555,000, and ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2013.  The voting results for each proposal were as follows:

Proposal 1

To elect four directors for a term of three years each:
			Broker
	For	Withheld	Non-Vote

Craig D. Bell	1,395,865	132,306	1,691,186
John T Wash	1,365,205	162,966	1,691,186
George R. Whittemore	1,441,829	86,342	1,691,186
Thomas W. Winfree	1,391,666	136,505	1,691,186

Proposal 2

To approve, in an advisory (non-binding) vote, the executive compensation disclosed in the Proxy Statement:

			Broker
For	Against	Abstain	Non-Vote

1,285,684	165,276	77,211	1,691,186

Proposal 3

To approve an amendment to the Articles of Incorporation to authorize the board of directors to effect a reverse stock split of the common stock:

			Broker
For	Against	Abstain	Non-Vote

2,708,391	490,758	20,208	1,691,186

Proposal 4

To approve an amendment to the Village Bank and Trust Financial Corp. Incentive plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 455,000 to 555,000:

			Broker
For	Against	Abstain	Non-Vote

1,182,063	314,483	31,625	1,691,186

Proposal 5

To ratify the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2012:

For	Against	Abstain

3,150,679	41,675	27,003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: June 13, 2013	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Senior Vice President and CFO